Exhibit 99.8

Unaudited Pro Forma Condensed Consolidated Financial Statement

As of December 31, 2014

For the The Year Ended December 31, 2014 and 2013

On February 9, 2015, Heyu Leisure Holiday Corp.(“Heyu Leisure” or the “Company” or the “Registrant”)merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant and the Registrant issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared to present the consolidated balance sheet and consolidated statements of operations of the Company to indicate how the consolidated financial statements of the Company might have looked like if the share exchange with Heyu Capital and transactions related to the share exchange had occurred as of the beginning of the periods presented.

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer. Accordingly, the unaudited condensed pro forma financial statements dated December 31 2014 and 2013 have been prepared and combined with those entities, which assume the common control transaction occurred from the beginning period to December 31, 2014.

Heyu Leisure Holiday Corp

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2014

	Historical		Pro Forma
	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalent	$61,654	$-	$-		$61,654
Account receivable, net	2,790	-	-		2,790
Prepayment	46,611	-	-		46,611
Inventory	1,841	-	-		1,841
Amount due from related parties	123,812	-	-		123,812
	236,708	-	-		236,708
Other assets
Deposit and prepayment	25,918	-	-		25,918
Property and leasehold improvement	427,119	-	-		427,119
Intangible asset	6,353	-	-		6,353
	459,390		-		459,390
Total assets	696,098	-	-		696,098

Liabilities
Current liabilities:
Account payable	$41,907	$-	$-		$41,907
Amount due to related parties	485,995	29,985	-		515,980
Other payables and accruals	29,627	5,200	-		34,827
Total liabilities	557,529	35,185	-		592,714

Common stock, $0.0001 par value	5,097,440	6,000	(5,097,440)	a	6,000
Additional paid in capital	-	1,307	5,097,440	a	5,098,747
Retained earnings	(4,969,532)	(42,492)	-		(5,012,024)
Accumulated other comprehensive income	10,661	-	-		10,661
	138,569	(35,185)	-		103,384

Total equity and liabilities	696,098	-	-		696,098

Heyu Leisure Holiday Corp

Unaudited Pro Forma Condensed Statement of Operation

For the Twelve Months Ended December 31, 2014

	Historical		Pro Forma
	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined
Revenue	$326,942	$-	$-		$326,942

Loss: Cost of revenue	431,119	-	-		431,119
Cross loss	(104,177)	-	-		(104,177)

Operating expenses:
Selling expense	23,799	-	-		23,799
Operating expenses	2,675,069	41,085	-		2,716,154
Impairment of goodwill	264,091	-	-		264,091
Finance expense	2,776	-	-		2,776
Net loss before tax	(3,069,912)	(41,085)	-		(3,110,997)
Income tax	-	-	-		-
Net loss	$(3,069,912)	$(41,085)	$-		$(3,110,997)

Foreign exchange translation adjustment for the period	9,366	-	-		9,366

Comprehensive loss	$(3,060,546)	$(41,085)	-		$(3,101,631)

Net loss per weighted average common share					$(0.04)

Weighted average number of shares Outstanding					60,001,000

Heyu Leisure Holiday Corp

Unaudited Pro Forma Condensed Statement of Operation

For the Twelve Months Ended December 31, 2013

	Historical		Pro Forma
	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined
Revenue	$245,988	$-	$-		$245,988

Loss: Cost of revenue	(161,207)	-	-		(161,207)
Cross loss	84,781	-	-		84,781

Operating expenses:
Selling expense	35,479	-	-		35,479
Operating expense	2,134,931	1,407	-		2,136,338
Finance expense	2,917	-	-		2,917
Net loss before tax	(2,088,546)	(1,407)	-		(2,089,953)
Income tax	-	-	-		-
Net loss	$(2,088,546)	$(1,407)	$-		$(2,089,953)

Foreign exchange translation adjustment for the period	(14,840)	-	-		14,840

Comprehensive loss	$(2,103,836)	$(1,407)	-		$(2,104,793)

Net loss per weighted average common share					$(0.003)

Weighted average number of shares Outstanding					60,001,000

Heyu Leisure Holiday Corp

Notes to Unaudited Combined Pro Forma Financial Statements

1.	Basis of Presentation

These unaudited combined pro forma financial Statements have been prepared in order to present combined financial position and results of operations of the Registrant and consolidated financial statement of Heyu Capitals if the acquisition had occurred as of the beginning of the periods presented. On January 25, 2014, operating entity- Wujiaer has been acquired through Xiamen Heyu. As a result of acquisition, the consolidated financial statement of Heyu Capital have been prepared and combined with those entities, which assume the common control transaction occurred from the beginning period to December 31, 2014.

The unaudited pro forma balance sheet has been prepared using the unaudited consolidated balance sheet of the Company and unaudited consolidated balance sheet of Heyu Capital as of December 31, 2014. The unaudited pro forma condensed statements of operations dated December 31, 2014, have been prepared using the unaudited historical statements of operations of Heyu Capital for the nine month period ended December 31, 2014 and unaudited consolidated statements of operations of Heyu Capital for the nine month period ended December 31, 2014.

The pro forma financial statements should be read in conjunction with the financial statements of the Company as previously filed and the consolidated financial statements of Heyu Capital which can be found as attachments to the Form 8-K. These pro forma financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial condition and consolidated results of operations had the share exchange been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future. The pro forma financial statement presented is included the financial position and result of operation of operating entity- Wujiaer, which was acquired on January 25, 2014 through Xiamen Heyu. The purpose of this pro forma financial statement is to present the actual financial position and result of operation would be if the acquisition of operating entity was occurred as of the beginning of the period.

2.	Adjustments

The following pro forma adjustments are incorporated into the condensed combined pro forma balance sheet as of December 31, 2014 and the condensed combined pro forma statement of operations for the year ended December 31, 2014.

To adjust the share capital of Heyu Capital from having no par value to having par value of $0.0001 and restate Heyu Capital share capital to reflect exchange ratio of 1,000 shares of Heyu Leisure to 40,000,000 share of Heyu Capital as established in the acquisition agreement resulting in the issuance of 1,000 shares.